SECOND AMENDMENT TO AGREEMENT OF SALE

     THIS SECOND AMENDMENT TO AGREEMENT OF SALE (this "Amendment") is made and entered into as of this 20 day of June, 1997, by and between G/B INVESTMENTS, INC., a Colorado corporation ("Purchaser") and ERINDALE INVESTORS, an Illinois limited partnership ("Seller").

                                  WITNESSETH:

     WHEREAS, Seller and Purchaser are parties to that certain Agreement of Sale, dated as of June 2, 1997 and that certain First Amendment to Agreement of Sale, dated as of June 10, 1997, (as amended the "Agreement"), pursuant to which Purchaser has agreed to purchase and Seller has agreed to sell certain Property (as defined in the Agreement) legally described and depicted on Exhibit A attached to the Agreement;

     WHEREAS, Seller, Purchaser and Charter Title Company ("Escrow Agent") are parties to that certain Escrow Agreement, dated as of June 2, 1997 (the "Escrow Agreement"): and

     WHEREAS, Seller and Purchaser desire to amend the Agreement and the Escrow Agreement in accordance with the terms of this Amendment.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1. All terms not otherwise defined herein shall have the meanings ascribed to each in the Agreement and Escrow Agreement.

2.  The Closing Date for the transaction shall be August 1, 1997.

3. Concurrently herewith Purchaser will deposit the sum of One Hundred Thousand and No/100 Dollars ($100,000.00) into escrow with the Escrow Agent, which sum shall be included within the Earnest Money for this transaction.

4. Except as amended hereby, the Agreement and Escrow Agreement shall each be and remain unchanged and in full force and effect in accordance with their terms.

5. This Amendment may be executed in counterparts each of which shall be deemed an original, but all of which, when taken together shall constitute one and the same instrument. To facilitate the execution of this Amendment, Seller, Purchaser and Escrow Agent may execute and exchange by telephone by facsimile counterparts of the signature pages, with each facsimile being deemed an "original" for all purposes.
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     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.

                    PURCHASER:

                    G/B INVESTMENTS, INC., a Colorado corporation

                    By:   /s/ Ian Griffis
                         -------------------------------------
                    Name:     President Ian Griffis
                         -------------------------------------
                    Its:      Ian Griffis
                         -------------------------------------

                    SELLER:

                    ERINDALE INVESTORS, an Illinois limited partnership

                    By: Balcor Equity Partners-III, an Illinois general partnership, its general partner

                         By:  The Balcor Company, a Delaware corporation

                         By:   /s/ Beth Goldstein
                              ------------------------------------
                         Name:     Beth Goldstein
                              ------------------------------------
                         Its:      Authorized Agent
                              ------------------------------------


ACKNOWLEDGED AND ACCEPTED BY
ESCROW AGENT

CHARTER TITLE COMPANY

By:
     ----------------------------
Name:
     ----------------------------
Its:
     ----------------------------
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